Exhibit 4.4
Form of Warrant
THIS WARRANT AND ANY SECURITIES TO BE ISSUED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE LAWS. THE WARRANT AND SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND THE LAWS OF ANY APPLICABLE STATE OR OTHER JURISDICTION, OR AN EXEMPTION THEREFROM, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

No. W-[_____]	, 200_____
WARRANT TO PURCHASE SHARES OF COMMON STOCK
of
CHROMADEX, INC.
This certifies that, for value received, [                                        ], or its registered assigns (“Holder”), is entitled, subject to the terms set forth below, to purchase from ChromaDex, Inc., a California corporation (the “Company”), shares (the “Warrant Shares”) of Common Stock, no par value per share, of the Company (“Common Stock”), subject to adjustment as set forth herein, at an exercise price (the “Exercise Price”) of $3.00 per Warrant Share, subject to adjustment as set forth herein. This Warrant is one of a number of similar Warrants being issued by the Company in connection with the Company’s offering of up to 4,411,764 shares of Common Stock and Warrants to purchase an additional 2,205,882 shares of Common Stock pursuant to the terms of the Company’s Confidential Private Placement Memorandum dated December 18, 2007 (the “PPM”), together with the business plan of the Company, a copy of which is attached to the PPM as Appendix A.
1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall only be exercisable, in whole or in part, during the period (the “Exercise Period”) beginning on the date hereof (the “Effective Date”) and ending on the fifth anniversary of the Effective Date.
2. Exercise of Warrant.
a. Subject to the terms and conditions set forth herein, the purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, during the Exercise Period, by the surrender of this Warrant and a notice of exercise in the form attached hereto as Annex A (the “Notice of Exercise”) duly completed and executed by or on behalf of the Holder, at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder), and upon payment of the Exercise Price for each of the Warrant Shares to be issued pursuant to such exercise (i) in cash or other immediately available funds or (ii) by a cashless exercise in accordance with Section 2(c). This Warrant may not be exercised for less than 500 Warrant Shares at a time (or such lesser number of Warrant Shares which may then constitute the maximum number purchasable pursuant to this Warrant); such number being subject to adjustment for stock splits, stock dividends, mergers, reclassifications, recapitalizations and the like, occurring on or after the date hereof.
b. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within 20 days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Warrant Shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of Warrant Shares for which this Warrant may then be exercised.

c. Notwithstanding any provisions herein to the contrary, in lieu of exercising this Warrant through the payment of the Exercise Price with cash or other immediately available funds, the Holder may elect to receive Warrant Shares with a value equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant together with the properly endorsed Notice of Exercise and notice of such election in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:

	X =	Y (A-B) A

Where	X =	the number of Warrant Shares to be issued to the Holder

	Y =	the number of Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised

	A =	the fair market value of one Warrant Share (at the date of such calculation)

	B =	Exercise Price
For purposes of the above calculation, the fair market value of one Warrant Share shall mean, if the Common Stock is traded on a national securities exchange, the Nasdaq Market System or the over-the-counter market, the average of the last reported sales price on the trading day immediately preceding the date of valuation at which the Common Stock has traded on such national securities exchange, the Nasdaq Market System or the average of the bid and asked prices on the over-the-counter market on the date of valuation. If the Common Stock is not publicly traded, the fair market value per Warrant Share shall be determined by the Board of Directors of the Company based upon the fair market value of the Warrant Share if the Company were to be sold as a going concern and without regard to any discount for the lack of liquidity or on the basis that the relevant securities do not constitute a majority or controlling interest in the Company.
3. No Fractional Shares or Scrip. No fractional Warrant Shares or scrip representing fractional Warrant Shares shall be issued upon the exercise of this Warrant. In lieu of any fractional Warrant Shares to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the fair market value (as defined above) of one Warrant Share multiplied by such fraction.
4. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.
5. Rights as Shareholders. The Holder, as a holder of this Warrant, shall not be deemed the holder of Warrant Shares for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised as provided herein.
6. Transfer of Warrant.
a. Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change its address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.
b. Transferability and Nonnegotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with (i) Section 4 (Right of First Refusal) of the Subscription Agreement dated                     , 200_____, by and between Holder and the Company, and (ii) all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to such compliance, title to this Warrant may be transferred by endorsement by the Holder executing the assignment form attached hereto as Annex B (the “Assignment Form”) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

c. Exchange of Warrant Upon a Transfer. Upon surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to compliance with the other provisions of this Section 6, the Company at its expense shall issue to or on the order of the transferee a new warrant or warrants of like tenor, in the name of the transferee or as the transferee may direct, for the number of Warrant Shares then issuable upon exercise hereof.
7. Reservation of Shares. The Company covenants that, during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares of Common Stock to provide for the issuance of all Warrant Shares issuable upon the exercise of this Warrant and, from time to time, will take all steps necessary to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant. The Company further covenants that all Warrant Shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price pursuant to Section 2(a)(i) or Section 2(a)(ii), all as set forth herein, will be fully paid, nonassessable, free of preemptive rights (other than preemptive rights which have been waived) and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Warrant Shares upon the exercise of this Warrant.
8. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of Warrant Shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 8. Upon each adjustment to the Exercise Price, the Holder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.
a. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.
b. If at any time or from time to time the holders of Common Stock shall have received or become entitled to receive, without further payment therefor,
(i) shares of Common Stock or any shares of capital stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,
(ii) any cash paid or payable otherwise than as a cash dividend, or
(iii) shares of Common Stock or additional stock or other securities or other property (including cash) by way of spinoff, split-up, merger, reclassification, recapitalization, combination of shares or similar corporate rearrangement (other than shares of Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 8(a)), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of shares, capital stock, securities and other property (including cash in the cases referred to in clauses (ii) and (iii) above) which such Holder would hold on the date of such exercise had Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares, capital stock, securities and other property.
c. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this Section 8 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares issuable under the Warrant, the Exercise Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder upon exercise for the same aggregate Exercise Price the total number, class and kind of shares, capital stock, securities and other property as he would have owned had the Warrant been exercised for Warrant Shares prior to the event and had he continued to hold such Warrant Shares until after the event requiring adjustment.

9. The Company’s Repurchase/Cancellation Rights.
a. Repurchase of Warrant Shares. At any time during the period commencing on the date of Holder’s exercise, whether in whole or in part, of its purchase rights under this Warrant and ending on the fifth anniversary of the Effective Date (the “Repurchase Period”), the Company shall have the right, but not the obligation, to purchase and acquire from Holder any or all of the Warrant Shares so purchased by Holder (the “Outstanding Warrant Shares”) at a price per Outstanding Warrant Share equal to $4.50 per share (the “Repurchase Price”). The Company may exercise the right granted to it under this Section 9(a) by delivering a written notice to Holder at any time during the Repurchase Period stating that the Company is exercising the repurchase right granted to it under this Section 9(a), the number of Outstanding Warrant Shares to be so repurchased by the Company (the “Repurchased Warrant Shares”), and the total repurchase price for the Repurchased Warrant Shares. The delivery of such notice by the Company to Holder shall constitute a binding commitment of the Company to purchase and acquire all of the Repurchased Warrant Shares for such total repurchase price. The total repurchase price for the Repurchased Warrant Shares shall be delivered to Holder against delivery by Holder of certificate(s) evidencing the Repurchased Warrant Shares no later than 30 days after the Company’s delivery to Holder of the repurchase notice. If the Company does not repurchase all of the Outstanding Warrant Shares subject to the stock certificate delivered by Holder, then, concurrently with its delivery of the total repurchase price to Holder, the Company shall also execute and deliver to Holder a new certificate for the balance of such Outstanding Warrant Shares.
b. Cancellation of Warrant Rights. At any time during the period commencing on the six-month anniversary of the Effective Date and ending on the fifth anniversary of the Effective Date (the “Cancellation Period”), the Company shall have the right, but not the obligation, to terminate and cancel Holder’s purchase rights under this Warrant, whether in whole or in part (in each case, a “Cancellation”), in consideration of the Company’s payment and delivery to Holder of cash in the amount of $1.50 (i.e., $4.50 less $3.00) multiplied by the number of Warrant Shares subject to such Cancellation. The Company may exercise the Cancellation right granted to it under this Section 9(b) by delivering a written notice to Holder during the Cancellation Period stating that the Company is exercising its right to Cancellation granted to it under this Section 9(b), and the stating the number of Warrant Shares to be subject to such Cancellation. The delivery of such notice by the Company to Holder shall constitute a binding commitment of the Company to terminate and cancel such purchase rights of Holder under this Warrant for the total cancellation price. The total cancellation price for the Cancellation shall be delivered to Holder against delivery by Holder of this Warrant no later than 30 days after the Company’s delivery to Holder of the cancellation notice. If the Cancellation does not terminate and cancel all of Holder’s purchase rights under this Warrant, then, concurrently with its delivery of the total cancellation price to Holder, the Company shall also execute and deliver a new warrant of the same terms and conditions of this Warrant for the remaining Warrant Shares then subject to exercise under this Warrant.
10. Notices. In case:
a. the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of any class or any other securities, or to receive any other right, or
b. of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another entity, or any conveyance of all or substantially all of the assets of the Company to another corporation, or
c. of any actual or “deemed” liquidation, dissolution or winding up of the Company, including, without limitation, any of the following transactions: (A) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of 50% or more of the outstanding voting power of the Company; or (B) a sale of all or substantially all of the assets of the Company (each, a “Liquidation Event”), or
d. of any sale of the Common Stock in an underwritten public offering pursuant to a registration statement on Form S-1 or Form SB 2 or any comparable successor form then in effect under the Securities Act of 1933, as amended (a “Initial Public Offering”), then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, Liquidation Event or the Initial Public Offering is to take place, and the time, if any is to be fixed, as of which the holders of record of shares of Common Stock shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, Liquidation Event or the Initial Public Offering. Such notice shall be mailed at least 30 days prior to the date therein specified.

11. Amendments. This Warrant and any term hereof, may be changed, waived, discharged or terminated only by an instrument signed by the Company and the Holder. No waivers of, or exceptions to, any term, condition or provisions of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.
12. Miscellaneous.
a. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without reference to the conflict of law principles thereof.
b. This Warrant shall bind the Company, its successors and assigns, and shall benefit and bind the Holder, the Holder’s successors and permitted assigns.
c. The Section headings in this Warrant have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Warrant. All references in this Warrant to “Sections” shall be construed as references to numbered Sections of this Warrant.
IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and issued by its duly authorized representative on the date first above written.

THE “COMPANY”:

CHROMADEX, INC., a California corporation

By:

Its:

[Remainder of Page Intentionally Left Blank – Holder’s Signature Page Follows]

HOLDER’S COUNTERPART SIGNATURE PAGE
TO
WARRANT
The undersigned Holder agrees to be bound by the terms of the Warrant of ChromaDex, Inc., a California corporation, executed by the Company in favor of the undersigned Holder, and agrees to all of the terms thereof.
FOR HOLDERS THAT ARE INDIVIDUALS:

Date:	Signature:

Name (please print):

FOR HOLDERS THAT ARE TRUSTS:

Date:

Name of Trust:

Signature of Trustee

If applicable:

Signature of Co-Trustee
FOR HOLDERS THAT ARE CORPORATIONS, LIMITED LIABILITY COMPANIES OR PARTNERSHIPS:

Date:

Name of Entity:

Signature:

Title of Signatory:

Annex A
NOTICE OF EXERCISE
To:       ChromaDex, Inc.
(1) The undersigned hereby (A) elects to purchase  _____  shares of Common Stock of ChromaDex, Inc. pursuant to the provisions of Section 2(a) of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full, or (B) elects to exercise this Warrant for the purchase of  _____  shares of Common Stock, pursuant to the provisions of Section 2(c) of the attached Warrant.
(2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the Warrant Shares to be issued upon exercise hereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such Warrant Shares except under circumstances that will not result in a violation of applicable federal and state securities laws.
(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

(Name)
(4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

(Name)

(Date)	(Signature)

Annex B
ASSIGNMENT FORM
FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of Warrant Shares set forth below:

Name of Assignee	Address	No. of Warrant Shares

The Assignee acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances which will not result in a violation of applicable federal and state securities laws.

Date:

Signature of Holder

Signature of Assignee